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                                                                   EXHIBIT 10.33


                                 AMENDMENT NO. 1
                      TO STRATEGIC COLLABORATION AGREEMENT

         This Amendment No. 1 to the STRATEGIC COLLABORATION AGREEMENT effective as of December 22, 2001 (the "Effective Date") is made by and between EPIX MEDICAL, INC., a Delaware corporation having its principal place of business at 71 Rogers Street, Cambridge, Massachusetts 02142-118 USA ("EPIX"), and SCHERING AKTIENGESELLSCHAFT, a German corporation having its principal place of business at 13342, Berlin, Germany ("Schering").

                                    RECITALS

         WHEREAS, EPIX and Schering entered into a Strategic Collaboration Agreement dated as of June 9, 2000 ("Collaboration Agreement") for the purpose of collaborating on the late stage development of Compound MS-325 and corresponding Licensed Products; and

         WHEREAS, EPIX and Daiichi Radioisotope Laboratories, Ltd., a Japanese corporation ("DRL") entered into a License and Development Agreement ("DRL Agreement") whereby EPIX granted DRL an exclusive license under the Patent Rights to MS-325 for the development and marketing of Compound MS-325 in Japan; and

         WHEREAS, under the Collaboration Agreement, EPIX agreed to use reasonable commercial efforts to negotiate with DRL to terminate the rights conveyed to DRL so as to enable EPIX to grant exclusive license rights to Schering for the development and marketing of Compound MS-325 and Licensed Products in Japan; and

         WHEREAS, EPIX has entered into a Reacquisition Agreement with DRL, effective as of the date hereof and attached hereto as Appendix 1, whereby all rights granted to DRL under the DRL Agreement have been terminated and reacquired by EPIX.

          NOW THEREFORE, the parties wish to amend the Collaboration Agreement as follows;

I.       DEFINITIONS

         Unless otherwise defined below, capitalized terms shall have the same meaning as set forth in the Collaboration Agreement.

II.      GRANT OF LICENSE TO SCHERING

         2.1 EPIX hereby grants Schering an exclusive license to all rights under the Patent Rights in Japan, in accordance with Articles 2 and 3 of Collaboration Agreement, including the right to develop and market Compound MS-325 and Licensed Products.


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         2.2 Pursuant to Section 2.2 of the Agreement, Japan is hereby added to the definition of Territory in Section 1.55 of the Agreement.

III.     INCORPORATION OF JAPAN INTO DEVELOPMENT PROGRAM

          3.1 All applicable aspects of the Development Program shall henceforth include Japan.

IV.      PAYMENTS FOR EXPANDED TERRITORY

         4.1 All payment and funding obligations under Article 7 contemplating the acquisition of marketing rights in Japan shall become effective.

V.       MISCELLANEOUS

         5.1 All other provisions in the Agreement contemplating the addition of Japan to the Territory shall henceforth become effective.

         5.2 All other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

EPIX MEDICAL, INC.                        SCHERING AKTIENGESELLSCHAFT


By:   /s/ Michael D. Webb                 By:  /s/ Ulrich Koestlin
      ---------------------------              ---------------------------------
      Michael D. Webb                          Dr. Ulrich Koestlin
      Chief Executive Officer                  Member of the Vorstand



                                          By:  /s/ Hans Michael Rook
                                               ---------------------------------
                                               Hans Michael Rook
                                               Head, Diagnostic Imaging SBU